EXHIBIT 99.1

Investor Relations Contact: Raphael Gross 203-682-8253 investorrelations@dfrg.com Media Relations Contact: Alecia Pulman 203-682-8200 DFRGPR@icrinc.com
Del Frisco’s Restaurant Group, Inc. Reports Fourth Quarter and Fiscal Year 2018 Results
Issues Fiscal Year 2019 & Long-Term Guidance Through Fiscal Year 2023
IRVING, Texas, March 12, 2019 - (GLOBE NEWSWIRE) - Del Frisco’s Restaurant Group, Inc. (“Del Frisco’s”) (NASDAQ: DFRG) today reported financial results for the fourth quarter and fiscal year ended December 25, 2018. We also issued guidance for the fiscal year 2019, which is a 53-week period ending on December 31, 2019, as well as long-term guidance through fiscal year 2023.
Given the sale of Sullivan’s Steakhouse during fiscal 2018, operating results for Sullivan’s Steakhouse are included in discontinued operations for all periods presented. All numbers below are therefore for continuing operations unless otherwise stated.
Key Highlights from the 13-Week Fourth Quarter 2018 Compared to the 16-Week Fourth Quarter 2017 Include:

•	Consolidated revenues increased 23.3% to $123.8 million from $100.4 million.

•	Total comparable restaurant sales increased 0.1%.

•	GAAP net loss of $7.3 million, or $0.22 per diluted share, compared to GAAP net loss of $2.4 million, or $0.12 per diluted share.

•	Adjusted net loss* of $1.5 million, or $0.04 per diluted share, compared to adjusted net income* of $6.3 million, or $0.30 per diluted share.

•	Adjusted EBITDA* decreased 9.8% to $13.6 million from $15.0 million. As a percentage of consolidated revenues, adjusted EBITDA margin decreased 400 basis points to 11.0% from 15.0%.

•	GAAP operating loss of $6.0 million, compared to GAAP operating loss of $14.4 million.

•
Restaurant-level EBITDA* increased 7.0% to $24.9 million from $23.3 million due primarily to $3.7 million in contributions from Barcelona Wine Bar and $3.6 million in contributions from bartaco. As a percentage of consolidated revenues, restaurant-level EBITDA margin decreased 310 basis points to 20.1% from 23.2%, primarily due to inefficiencies from new restaurant openings.

Key Highlights from the 52-week Fiscal Year 2018 Compared to the 52-Week Fiscal Year 2017 Include:

•	Consolidated revenues increased 28.7% to $378.2 million from $293.8 million.

•	Total comparable restaurant sales decreased 0.9%.

•	GAAP net loss of $49.9 million, or $1.96 per diluted share, compared to GAAP net loss of $0.8 million, or $0.04 per diluted share.

•	Adjusted net loss* of $4.5 million, or $0.18 per diluted share, compared to adjusted net income* of $11.7 million, or $0.54 per diluted share.

•	Adjusted EBITDA* decreased 3.2% to $35.3 million from $36.4 million. As a percentage of consolidated revenues, adjusted EBITDA margin decreased 310 basis points to 9.3% from 12.4%.

•	GAAP operating loss of $22.5 million, compared to GAAP operating loss of $11.9 million.

•
Restaurant-level EBITDA* increased 18.8% to $74.1 million from $62.4 million due primarily to $9.9 million in contributions from bartaco and $7.6 million in contributions from Barcelona Wine Bar. As a percentage of consolidated revenues, restaurant-level EBITDA margin decreased 160 basis points to 19.6% from 21.2%, primarily due to inefficiencies from new restaurant openings.

* Adjusted net (loss) income, adjusted EBITDA, and restaurant-level EBITDA are non-GAAP measures. For a reconciliation of these non-GAAP measures to GAAP net income and operating (loss) income, respectively, and a discussion of why we consider them useful, see the reconciliation of non-GAAP measures accompanying this release.

Norman Abdallah, Chief Executive Officer of Del Frisco's, said, “We ended 2018, a transformative year for DFRG, by delivering on our annual expectations for Adjusted EBITDA and we are delighted with the positive contributions Barcelona and bartaco are already providing to our overall results. It was also a record year for development although short-term operational inefficiencies caused by eight openings during the back half of the year negatively impacted the fourth quarter itself. Notably, our intentional ‘soft opening’ strategy limits the likelihood of setting initial sales records, which can overwhelm our restaurant teams, but instead ensures that we are best able to uphold our quality service standards from day one, create effective ‘word of mouth’ marketing, and build lasting relationships with our guests. We are very encouraged by our reception in these markets and are confident that our 2018 class of restaurant openings as a whole will hit our three-year target of 35% to 40% ROIC.”
Abdallah continued, “The upswing in comparable restaurant sales during December 2018 that we referenced in our preliminary fourth quarter sales announcement has encouragingly continued quarter-to-date in 2019 across all four brands. Barcelona and bartaco are tracking in the low-to-mid single digits for comparable restaurant sales growth, Del Frisco’s Grille is flattish, while the Double Eagle is only slightly negative despite the continuation of the expected sales transfer from the Boston Seaport restaurant to the Boston Back Bay opening last summer which is impacting the brand’s comparable sales by over 130 basis points. Private dining sales at the Double Eagle and Del Frisco’s Grille also remain strong, up mid to high single digits quarter to date, supported by our improved banquet menu offerings and flawless execution, and despite lapping tough growth comparisons at the Grille from the first quarter last year.”
Abdallah concluded, “The integration of Barcelona and bartaco is progressing on or ahead of schedule and we anticipate that it will be completed by midway through this year as planned. All of our Brand Presidents and their respective teams are now housed in our Irving, TX restaurant support center and the entire DFRG is scheduled to go live with our new HR system later this month. Barcelona Wine Bar and bartaco are scheduled to go live shortly thereafter on our new accounting system. We are also pleased to be increasing the aggregate value of the integration benefits to $10 million, up from the original $3 million to $5 million, to be fully realized by 2020 or 2021.”
Review of Fourth Quarter 2018 Operating Results
Consolidated revenues increased $23.4 million, or 23.3%, to $123.8 million in the fourth quarter of 2018 from $100.4 million in the fourth quarter of 2017. All results exclude any contributions from Sullivan’s Steakhouse, which was sold in the third quarter of 2018, and which sale is reflected as discontinued operations for the fourth quarter of 2017. The increase is due primarily to $17.5 million in contributions from bartaco and $16.9 million in contributions from Barcelona Wine Bar, which were acquired on June 27, 2018, and offset by three fewer calendar weeks in the fourth quarter of 2018 compared to the fourth quarter of 2017 as a result of our change in the fiscal quarter calendar.
Comparable Restaurant Sales

	Total	Double Eagle	Barcelona	bartaco	Del Frisco’s Grille
Comparable Restaurant Sales	0.1%	(0.1)%	1.9%	1.6%	(0.9)%
Customer Counts	(3.0)%	(2.6)%	1.1%	(0.1)%	(7.6)%
Average Check	3.1%	2.5%	0.8%	1.7%	6.7%
General and administrative costs increased to $11.8 million in the fourth quarter of 2018 from $8.8 million in the fourth quarter of 2017. As a percentage of consolidated revenues, general and administrative costs increased to 9.6% from 8.8%. The additional costs included $0.5 million of non-recurring legal expenses, which are adjusted in our Adjusted Net Income reconciliation in the attached tables, other costs that were primarily related to the addition of Barcelona Wine Bar and bartaco, and investments in the restaurant support center and regional management to support future growth.
We incurred non-recurring costs totaling $6.6 million in the fourth quarter of 2018 consisting of consulting project costs of $4.8 million, lease termination and closing costs of $2.2 million, reorganization severance costs of $1.4 million, discontinued operations costs of $0.8 million, change in estimate for gift card breakage of $0.7 million, non-recurring legal expenses of $0.5 million and acquisition costs and donations each of $0.2 million, partially offset by related tax benefits of $5.9 million.
GAAP net loss was $7.3 million, or $0.22 per diluted share, in the fourth quarter of 2018, compared to GAAP net loss of $2.4 million, or $0.12 per diluted share, in the fourth quarter of 2017.
Adjusted net loss* was $1.5 million, or $0.04 per diluted share, in the fourth quarter of 2018, compared to adjusted net income* of $6.3 million, or $0.30 per diluted share in the fourth quarter of 2017.
Adjusted EBITDA* decreased 9.8% to $13.6 million from $15.0 million. As a percentage of consolidated revenues, Adjusted EBITDA margin decreased 400 basis points to 11.0% from 15.0%.

Restaurant-level EBITDA* increased $1.6 million, or 7.0%, to $24.9 million in the fourth quarter of 2018, primarily due to $3.7 million in contributions from Barcelona and $3.6 million in contributions from bartaco. As a percentage of consolidated revenues, restaurant-level EBITDA* decreased to 20.1% from 23.2%.
Fourth Quarter 2018 Development

•	A Del Frisco’s Double Eagle Steakhouse restaurant opened in San Diego, CA.

•	A Del Frisco’s Grille restaurant opened in each of Philadelphia, PA and Fort Lauderdale, FL.

•	A bartaco restaurant opened in each of Fort Point, MA, and Dallas, TX.
These openings contributed to a record nine restaurant openings in 2018 consisting of three Del Frisco’s Double Eagle Steakhouses, three Del Frisco’s Grilles and, post-acquisition, three bartacos. There were an additional three restaurant openings in 2018 prior to the acquisition, consisting of one Barcelona Wine Bar and two bartacos. These restaurants will contribute meaningfully to our adjusted EBITDA growth in 2019 and beyond.
Fiscal Year 2019 Guidance & Long-Term Growth Outlook
The following statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them. We refer you to the statement below regarding Forward-Looking Statements and our recent filings with the SEC for a more detailed discussion of the risks that could impact our future operating results and financial condition.
For the 53-week fiscal year 2019, which ends on December 31, 2019, we are providing the following outlook.

•	Total comparable restaurant sales of 0% to 1.5%.

•
Seven to eight restaurant openings, consisting of one Del Frisco’s Double Eagle Steakhouse, two to three Barcelona Wine Bars, and three to four bartaco restaurants. To date, we have opened a Del Frisco’s Double Eagle Steakhouse in Century City, CA; a Barcelona Wine Bar in Charlotte, NC; and a bartaco in Madison, WI.

•	Restaurant-level EBITDA** of 20.0% to 22.0% of consolidated revenues.

•	General and administrative costs of approximately $53 million to $55 million, which excludes items we consider non-recurring in nature.

•	Pre-opening expenses of $5 million to $7 million.

•	Net capital expenditures, after tenant allowances, of $25 million to $35 million.

•	Adjusted EBITDA** of $58 million to $66 million.
** Restaurant-level EBITDA and Adjusted EBITDA are non-GAAP measures.
By the end of fiscal year 2023, we are targeting generation on an annual basis of at least $800 million in consolidated revenues and $130 million in adjusted EBITDA**. To achieve these long-term targets, we would need to satisfy the following key annual goals:

•	Consolidated revenue growth of at least 10%.

•	Comparable restaurant sales growth of 0% to 2%.

•	New restaurant growth of 10% to 12% annually.

•	Maintaining strong restaurant-level EBITDA** margins.

•	General and administrative cost leverage.

•	Adjusted EBITDA** growth of at least 15%.
We are also targeting net debt to adjusted EBITDA** of approximately 3x by the end of fiscal year 2021 and 2x by the end of fiscal year 2023.
**A reconciliation of the differences between the non-GAAP expectations and GAAP measures for adjusted EBITDA, restaurant-level EBITDA and net debt to Adjusted EBITDA generally is not available without unreasonable effort due to the potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation,. the impact and timing of potential acquisitions and divestitures and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Barteca Selected Financial Information
Contained within this earnings press release are unaudited selected quarterly historical financial information for Barteca, recast to align with our fiscal calendar. This information is derived from financial statements prepared by the former management of Barteca. This unaudited selected financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Barteca Acquisition been completed as of the dates indicated. In addition, the unaudited selected financial information does not purport to project the future financial position or results of operations of the combined company and does not reflect synergies that might be achieved from the combined operations.
Conference Call
We will host a conference call this morning to discuss our fourth quarter 2018 financial results. Hosting the conference call will be Norman Abdallah, Chief Executive Officer and Neil Thomson, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 323-794-2423. A replay will be available afterwards and can be accessed by dialing 412-317-6671; the passcode is 1070307. The replay will be available until Tuesday, March 19, 2019.
The conference call will also be webcast live and archived on Del Frisco’s corporate website. To access the webcast, please visit www.dfrg.com under the “Investor Relations” tab.
About Del Frisco’s Restaurant Group, Inc.
Based in Irving, Texas, Del Frisco's Restaurant Group, Inc. is a collection of 75 restaurants across 16 states and Washington, D.C., including Del Frisco's Double Eagle Steakhouse, Del Frisco's Grille, Barcelona Wine Bar, and bartaco.
Del Frisco's Double Eagle Steakhouse serves flawless cuisine that's bold and delicious and offers an extensive award-winning wine list and level of service that reminds guests that they're the boss. Del Frisco's Grille is modern, inviting, stylish and fun, taking the classic bar and grill to new heights, and drawing inspiration from bold flavors and market-fresh ingredients. Barcelona serves tapas both simple and elegant, using the best seasonal picks from local markets and unusual specialties from Spain and the Mediterranean, and offers an extensive selection of wines from Spain and South America featuring over 40 wines by the glass. bartaco combines fresh, upscale street food and award-winning cocktails made with artisanal spirits and freshly-squeezed juices with a coastal vibe in a relaxed environment.
For further information about our restaurants, to make reservations, or to purchase gift cards, please visit: www.DelFriscos.com, www.DelFriscosGrille.com, www.BarcelonaWineBar.com, and www.bartaco.com. For more information about Del Frisco's Restaurant Group, Inc., please visit www.DFRG.com.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors leading thereto may include, without limitation, uncertainties as to the structure, terms, and timing of any strategic transaction resulting from the strategic review and whether it will be completed, the impact of any such strategic transaction on Del Frisco’s, whether the strategic benefits of any such strategic transaction can be achieved, general economic conditions, conditions in the markets that the Company is engaged in, behavior of customers, suppliers, and competitors, and the legal and regulatory rules affecting Del Frisco’s. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may,” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations, or other characterizations of future events, circumstances, or results, including all statements related to the review of strategic alternatives for Del Frisco’s, are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Del Frisco’s Annual Report on Form 10-K for the year ended December 25, 2018 and its Quarterly Report on Form 10-Q for the period ended September 25, 2018 under headings such as “Forward-Looking Statements”, “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events, or to report the occurrence of unanticipated events.

DEL FRISCO'S RESTAURANT GROUP, INC.
Consolidated Statements of Operations - Unaudited

	13 Weeks Ended(1)		16 Weeks Ended(1)		52 Weeks Ended
(Amounts in thousands, except per share data)	December 25, 2018		December 26, 2017		December 25, 2018		December 26, 2017
Revenues	$123,849	100.0%	$100,423	100.0%	$378,216	100.0%	$293,827	100.0%
Costs and expenses:
Costs of sales	34,481	27.8	28,697	28.6	105,985	28.0	83,617	28.5
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	61,272	49.5	45,422	45.2	189,890	50.2	141,520	48.2
Marketing and advertising costs	3,154	2.5	2,987	3.0	8,255	2.2	6,318	2.2
Pre-opening costs	3,244	2.6	149	0.1	9,351	2.5	2,182	0.7
General and administrative costs	11,833	9.6	8,835	8.8	39,650	10.5	26,891	9.2
Donations	245	0.2	—	—	335	0.1	836	0.3
Consulting project costs	4,756	3.8	—	—	6,420	1.7	2,786	0.9
Acquisition costs	232	0.2	—	—	11,123	2.9	—	—
Reorganization severance	1,368	1.1	—	—	2,202	0.6	1,072	0.4
Lease termination and closing costs	2,236	1.8	—	—	3,779	1.0	(2)	—
Impairment charges	—	—	22,930	22.8	2,115	0.6	22,930	7.8
Depreciation and amortization	6,979	5.6	5,753	5.7	21,713	5.7	17,595	6.0
Total costs and expenses	129,800	104.8	114,773	114.3	400,818	106.0	305,745	104.1
Insurance settlement	—	—	—	—	72	—	—	—
Operating (loss) income	(5,951)	(4.8)	(14,350)	(14.3)	(22,530)	(6.0)	(11,918)	(4.1)
Other income (expense), net:
Interest, net of capitalized interest	(6,956)	(5.6)	(422)	(0.4)	(32,179)	(8.5)	(783)	(0.3)
Other	(277)	(0.2)	(1,383)	(1.4)	(810)	(0.2)	(1,435)	(0.5)
(Loss) income before income taxes	(13,184)	(10.6)	(16,155)	(16.1)	(55,519)	(14.7)	(14,136)	(4.8)
Income tax (benefit) expense	(5,909)	(4.8)	(13,736)	(13.7)	(5,653)	(1.5)	(13,317)	(4.5)
(Loss) income from continuing operations	(7,275)	(5.9)	(2,419)	(2.4)	(49,866)	(13.2)	(819)	(0.3)
(Loss) income from discontinued operations, net of tax	(792)	(0.6)	(12,663)	(12.6)	(26,437)	(7.0)	(10,638)	(3.6)
Net (loss) income	$(8,067)	(6.5)%	$(15,082)	(15.0)%	$(76,303)	(20.2)%	$(11,457)	(3.9)%
Net income (loss) per average common share outstanding—basic
(Loss) income from continuing operations	$(0.22)		$(0.12)		$(1.96)		$(0.04)
(Loss) income from discontinued operations	(0.02)		(0.61)		(1.04)		(0.49)
Net (loss) income	$(0.24)		$(0.73)		$(3.00)		$(0.53)
Net income (loss) per average common share outstanding—diluted
(Loss) income from continuing operations	$(0.22)		$(0.12)		$(1.96)		$(0.04)
(Loss) income from discontinued operations	(0.02)		(0.61)		(1.04)		(0.49)
Net (loss) income	$(0.24)		$(0.73)		$(3.00)		$(0.53)
Weighted-average number of common shares outstanding:
Basic:	33,322		20,690		25,412		21,570
Diluted:	33,322		20,690		25,412		21,570

(1)
Beginning in fiscal 2018, we changed to a fiscal quarter calendar where each quarter contains 13 weeks, other than in a 53-week year where the last quarter of the year will contain 14 weeks. Previously, the first three quarters of our fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks or 17 weeks in a 53-week year. The fourth quarter ended December 25, 2018 contained 13 weeks, the quarter ended December 26, 2017 contained 16 weeks. See Note 2 Summary of Significant Accounting Policies in the notes to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 25, 2018.

DEL FRISCO'S RESTAURANT GROUP, INC.
Selected Consolidated Balance Sheet Data - Unaudited

	As of
(Amounts in thousands)	September 25, 2018	December 26, 2017
Cash and cash equivalents	$8,535	$4,553
Total assets	726,032	328,470
Long-term debt	320,736	24,477
Total stockholders' equity	213,582	189,087
DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended December 25, 2018
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$57,421	100.0%	$16,874	100.0%	$17,523	100.0%	$32,031	100.0%
Costs and expenses:
Cost of sales	17,091	29.8	4,484	26.6	4,076	23.3	8,830	27.6
Restaurant operating expenses:
Labor	13,361	23.3	5,224	31.0	6,059	34.6	10,094	31.5
Operating expenses	6,855	11.9	2,342	13.9	2,642	15.1	4,680	14.6
Occupancy	4,369	7.6	1,024	6.1	1,097	6.3	3,525	11.0
Restaurant operating expenses	24,585	42.8	8,590	50.9	9,798	55.9	18,299	57.1
Marketing and advertising costs	1,987	3.5	99	0.6	76	0.4	992	3.1
Restaurant-level EBITDA	$13,758	24.0%	$3,701	21.9%	$3,573	20.4%	$3,910	12.2%
Restaurant operating weeks	203		208		226		295
Average weekly volume	$283		$81		$78		$109

	16 Weeks Ended December 26, 2017(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$62,021	100.0%	$—	—%	$—	—%	$38,402	100.0%
Costs and expenses:
Cost of sales	18,449	29.7	—	—	—	—	10,248	26.7
Restaurant operating expenses:
Labor	13,154	21.2	—	—	—	—	12,189	31.7
Operating expenses	6,697	10.8	—	—	—	—	5,239	13.6
Occupancy	4,063	6.6	—	—	—	—	4,080	10.6
Restaurant operating expenses	23,914	38.6	—	—	—	—	21,508	56.0
Marketing and advertising costs	1,610	2.6	—	—	—	—	1,377	3.6
Restaurant-level EBITDA	$18,048	29.1%	$—	—%	$—	—%	$5,269	13.7%
Restaurant operating weeks	208		—		—		384
Average weekly volume	$298		$—		$—		$100

(1)	See footnote 1 to the Consolidated Statement of Income above.

	52 weeks ended December 25, 2018
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$182,957	100.0%	$34,084	100.0%	$40,186	100.0%	$120,989	100.0%
Costs and expenses:
Cost of sales	54,559	29.8	9,123	26.8	9,232	23.0	33,071	27.3
Restaurant operating expenses:
Labor	44,600	24.4	10,596	31.1	13,388	33.3	39,259	32.4
Operating expenses	21,815	11.9	4,698	13.8	5,576	13.9	17,560	14.5
Occupancy	15,161	8.3	1,855	5.4	1,943	4.8	13,439	11.1
Restaurant operating expenses	81,576	44.6	17,149	50.3	20,907	52.0	70,258	58.1
Marketing and advertising costs	4,981	2.7	187	0.5	178	0.4	2,909	2.4
Restaurant-level EBITDA	$41,841	22.9%	$7,625	22.4%	$9,869	24.6%	$14,751	12.2%
Restaurant operating weeks	717		416		459		1,229
Average weekly volume	$255		$82		$88		$98

	52 weeks ended December 26, 2017
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$176,713	100.0%	$—	—%	$—	—%	$117,114	100.0%
Costs and expenses:
Cost of sales	52,944	30.0	—	—	—	—	30,673	26.2
Restaurant operating expenses:
Labor	41,935	23.7	—	—	—	—	39,163	33.4
Operating expenses	18,846	10.7	—	—	—	—	15,849	13.5
Occupancy	12,511	7.1	—	—	—	—	13,216	11.3
Restaurant operating expenses	73,292	41.5	—	—	—	—	68,228	58.3
Marketing and advertising costs	3,568	2.0	—	—	—	—	2,750	2.3
Restaurant-level EBITDA	$46,909	26.5%	$—	—%	$—	—%	$15,463	13.2%
Restaurant operating weeks	655		—		—		1,221
Average weekly volume	$270		$—		$—		$96

Non-GAAP Measures
We prepare our consolidated financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP adjusted net income, adjusted net (loss) income per share, adjusted EBIDTA and restaurant-level EBITDA. Adjusted net (loss) income represents GAAP net loss plus the sum of GAAP income tax expense (benefit), lease termination and closing costs, consulting project costs, acquisition costs, reorganization severance, non-recurring legal expenses, donations, non-recurring corporate expenses, impairment charges, discontinued operations, and loss on the write-off of deferred financing costs minus income tax expense at an effective tax rate of 54% during 2018, and 23% during 2017. We believe that this non-GAAP operating measure represents a useful measure of performance internally and for investors as it excludes certain non-operating related expenditures. Adjusted EBIDTA is calculated by adding back to operating income, pre-opening costs, donations, consulting project costs, acquisition costs, non-recurring legal costs, reorganization severance, lease termination and closing costs, depreciation and amortization, impairment charges and insurance settlements. Restaurant-level EBITDA is calculated by adding back to adjusted EBIDTA general and administrative expenses. We believe that these operating measures also represent useful internal measures of performance. Restaurant-level EBITDA margin represents restaurant-level EBITDA as a percentage of our revenues. Adjusted net (loss) income per share represents income from continuing operations excluding the impact of certain adjustments such as the amortization of intangible assets, acquisition-related transaction and integration costs, goodwill impairments, gains and losses on divestitures and any other items specifically identified herein, divided by the Company’s weighted average diluted shares outstanding. We believe that this measure represents a useful measure of performance internally and for investors.
Accordingly, we include these non-GAAP measures so that investors have the same financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, these measures as presented may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements. The following tables include a reconciliation of net income to adjusted net income and operating income to restaurant-level EBITDA.
DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net (Loss) Income Reconciliation - Unaudited

	13 weeks ended	16 weeks ended	52 weeks ended
(Amounts in thousands, except per share data)	December 25, 2018	December 26, 2017	December 25, 2018	December 26, 2017
Adjusted Net Income:
GAAP Net loss	$(8,067)	$(15,082)	$(76,303)	$(11,457)
GAAP Income tax (benefit) expense	(5,909)	(13,736)	(5,653)	(13,317)
Lease termination and closing costs	2,236	—	3,779	(2)
Consulting project costs	4,756	—	6,420	2,786
Acquisition costs	232	—	11,123	—
Reorganization severance	1,368	—	2,202	1,072
Non-recurring legal expenses	470	558	850	916
Donations	245	—	335	805
Non-recurring restaurant expenses	—	1,442	—	1,442
Non-recurring corporate expenses	—	—	12	—
Impairment charges	—	22,930	2,115	22,930
Discontinued operations	792	12,663	26,437	10,638
Loss on the write-off of deferred financing costs	—	—	18,266	—
Change in estimate for gift card breakage	691	(563)	691	(563)
Adjusted Pre-tax (loss) income	(3,186)	8,212	(9,726)	15,250
Income tax (benefit) expense	(1,720)	1,889	(5,252)	3,508
Adjusted net (loss) income	$(1,466)	$6,323	$(4,474)	$11,743
Adjusted net (loss) income per basic share	$(0.04)	$0.31	$(0.18)	$0.54
Adjusted net (loss) income per diluted share	$(0.04)	$0.30	$(0.18)	$0.54

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted EBITDA Reconciliation - Unaudited

	13 weeks ended	16 weeks ended	52 weeks ended
(Amounts in thousands)	December 25, 2018	December 26, 2017	December 25, 2018	December 26, 2017
Operating loss	$(5,951)	$(14,350)	$(22,530)	$(11,918)
Add:
Pre-opening costs	3,244	149	9,351	2,182
Donations	245	—	335	836
Lease termination and closing costs	2,236	—	3,779	(2)
Depreciation and amortization	6,979	5,753	21,713	17,595
Acquisition costs	232	—	11,123	—
Consulting project costs	4,756	—	6,420	2,786
Non-recurring legal expenses	470	558	850	916
Reorganization severance	1,368	—	2,202	1,072
Impairment charges	—	22,930	2,115	22,930
Insurance settlement	—	—	(72)	—
Adjusted EBITDA	$13,579	$15,040	$35,286	$36,397
Adjusted EBITDA margin	11.0%	15.0%	9.3%	12.4%

DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 weeks ended	16 weeks ended	52 weeks ended
(Amounts in thousands)	December 25, 2018	December 26, 2017	December 25, 2018	December 26, 2017
Operating income loss	$(5,951)	$(14,350)	$(22,530)	$(11,918)
Add:
Pre-opening costs	3,244	149	9,351	2,182
General and administrative costs	11,833	8,835	39,650	26,891
Donations	245	—	335	836
Consulting project costs	4,756	—	6,420	2,786
Acquisition costs	232	—	11,123	—
Reorganization severance	1,368	—	2,202	1,072
Lease termination and closing costs	2,236	—	3,779	(2)
Depreciation and amortization	6,979	5,753	21,713	17,595
Non-cash impairment charges	—	22,930	2,115	22,930
Insurance settlement	—	—	(72)	—
Restaurant-level EBITDA	$24,942	$23,317	$74,086	$62,372

Recast 2018 and 2017 Financial Information
Beginning in fiscal 2018, we changed to a fiscal quarter calendar where each quarter contains 13 weeks, other than in a 53-week year where the last quarter of the year will contain 14 weeks. Previously, the first three quarters of our fiscal year consisted of 12 weeks each and the fourth quarter consisted of 16 weeks or 17 weeks in a 53-week year. The overall fiscal year remains the same with a 52- or 53-week year ending on the last Tuesday in December. We have not restated and do not plan to restate historical quarterly financial statements prepared in accordance with GAAP. See Note 2 Summary of Significant Accounting Policies in the notes to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 25, 2018 for additional information regarding the change in our fiscal quarters.
Due to the difference in the reporting period between the fourth quarter of 2018, which contained 13 weeks, and the third quarter of 2017, which contained 16 weeks, our 2018 results of operations as presented in accordance with GAAP are not comparable to the prior year. Therefore, we are presenting recast quarterly financial results for the fiscal 2017 period because management uses this information in evaluating performance and believes it provides investors with additional information to consider along with our results prepared in accordance with GAAP. However, the presentation of this recast financial information does not comply with GAAP and should not be considered independent of our audited combined financial statements and the related notes included in the annual report on Form 10-K.
The consolidated and segment revenues reflected in the recast 2017 financial information are derived from our historical books and records and no adjustments were made thereto other than to account for the additional operating weeks in first three quarters and three weeks less in the fourth quarter. The amount of certain recurring expense items on a consolidated basis and at the segment level, including costs of sales, restaurant operating expenses and the other items identified as such below, were calculated based on a presumed proportionate increase (or decrease in fourth quarter) over the reported 2017 amount reflecting the additional weeks (or three weeks less in fourth quarter) in recast 2017 consolidated or segment revenues, as applicable, over reported 2017 consolidated or segment revenues, as applicable, because such items are typically a function of and move in correlation to revenues during a given period. No changes were made to the reported 2017 results for certain other expense items such as consulting project costs and the other items identified as such below because they are generally not recurring, but incurred at distinct moments within a period as a result of their more unique nature.
Adjusted net income, adjusted net (loss) income per share, adjusted pre-tax income and restaurant-level EBITDA are non-GAAP measures. See the discussion above under "Non-GAAP Measures" regarding how we define these measures and why we believe they are useful for investors.
The unaudited combined adjusted financial information for the 13 weeks ended December 26, 2017, and 52 weeks ended December 25, 2018 and December 26, 2017 in the following tables represent information derived from financial statements prepared by the former management of Barteca ("Barcelona and bartaco Brands"), recast to align with our fiscal calendar, and historical recast financial information of Del Frisco's Heritage Brands, which represent Double Eagle and Grille, prior to the Barteca Acquisition. This unaudited combined adjusted financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Barteca Acquisition been completed as of the dates indicated. In addition, the unaudited combined adjusted financial information does not purport to project the future financial position or results of operations of the combined company and do not reflect synergies that might be achieved from the combined operations.

DEL FRISCO'S RESTAURANT GROUP, INC.
Statements of Income Information - Unaudited

	13 Weeks Ended		13 Weeks Ended (recast)(1)			52 Weeks Ended (recast)(1)
(Amounts in thousands, except per share data)	December 25, 2018		December 26, 2017			December 25, 2018		December 26, 2017
Revenues	$123,849	100.0%	$114,738		100.0%	$448,906	100.0%	$421,642	100.0%
Costs and expenses:
Costs of sales	34,481	27.8	31,665	(2)	27.6	123,258	27.5	115,432	27.4
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	61,272	49.5	52,054	(2)	45.4	223,445	49.8	204,693	48.5
Marketing and advertising costs	3,154	2.5	2,869	(2)	2.5	8,716	1.9	7,040	1.7
Pre-opening costs	3,244	2.6	268	(2)	0.2	10,105	2.3	3,819	0.9
General and administrative costs	11,833	9.6	12,049	(2)	10.5	55,759	12.4	39,364	9.3
Donations	245	0.2	—		—%	335	0.1	836	0.2
Consulting project costs	4,756	3.8	—	(3)	—%	6,420	1.4	2,786	0.7
Acquisition costs	232	0.2	—		—%	12,247	2.7	—	—%
Reorganization severance	1,368	1.1	—		—%	2,202	0.5	1,072	0.3
Lease termination and closing costs	2,236	1.8	(2)	(3)	—	3,779	0.8	(2)	—
Impairment charges	—	—	22,930		20.0	2,115	0.5	22,930	5.4
Depreciation and amortization	6,979	5.6	8,049	(2)	7.0	25,371	5.7	23,707	5.6
Total costs and expenses	129,800	104.8	129,882		113.2	473,751	105.5	421,677	100.0
Insurance settlement	—	—	—		—%	72	—	—	—%
Operating loss	(5,951)	(4.8)	(15,144)		(13.2)	(24,773)	(5.5)	(35)	—
Other income (expense), net:
Interest, net of capitalized interest	(6,956)	(5.6)	(1,359)	(3)	(1.2)	(34,426)	(7.7)	(4,486)	(1.1)
Other	(277)	(0.2)	(1,608)	(3)	(1.4)	(811)	(0.2)	(1,663)	(0.4)
Loss before income taxes	(13,184)	(10.6)	(18,111)		(15.8)	(60,010)	(13.4)	(6,184)	(1.5)
Income tax (benefit) expense	(5,909)	(4.8)	(15,399)	(4)	(13.4)	(6,110)	(1.4)	(5,826)	(1.4)
Loss from continuing operations	(7,275)	(5.9)	(2,712)		(2.4)	(53,900)	(12.0)	(358)	(0.1)
Loss from discontinued operations, net of tax	(792)	(0.6)	(12,741)		(11.1)	(26,437)	(5.9)	(10,638)	(2.5)
Net loss	$(8,067)	(6.5)%	$(15,453)		(13.5)%	$(80,337)	(17.9)%	$(10,996)	(2.6)%
Net loss per average common share outstanding—basic
Loss from continuing operations	$(0.22)		$(0.13)			$(2.12)		$(0.02)
Loss from discontinued operations	(0.02)		(0.62)			(1.04)		(0.49)
Net income loss	$(0.24)		$(0.76)			$(3.16)		$(0.51)
Basic	33,322		20,431			25,412		21,570

(1)
Recast amounts for the 13 weeks ended December 26, 2017, and 52 weeks ended December 25, 2018 and December 26, 2017 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

(2)
Recast 2017 amount reflects a presumed proportionate decrease over the reported fourth quarter of fiscal 2017 amount, reflecting the thirteen weeks in recast 2017 revenues over reported sixteen weeks in fourth quarter of fiscal 2017 revenues, which was determined based on the revenues recorded in the Company’s historical books and records, less three operating weeks excluded in the recast fourth quarter of fiscal 2017 period.

(3)	Recast 2017 amount equals the reported 2017 amount.

(4)	Based on the same tax rate used for the reported 2017 results.

DEL FRISCO'S RESTAURANT GROUP, INC.
Segment Information - Unaudited

	13 Weeks Ended December 25, 2018
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$57,421	100.0%	$16,874	100.0%	$17,523	100.0%	$32,031	100.0%
Costs and expenses:
Cost of sales	17,091	29.8	4,484	26.6	4,076	23.3	8,830	27.6
Restaurant operating expenses:
Labor	13,361	23.3	5,224	31.0	6,059	34.6	10,094	31.5
Operating expenses	6,855	11.9	2,342	13.9	2,642	15.1	4,680	14.6
Occupancy	4,369	7.6	1,024	6.1	1,097	6.3	3,525	11.0
Restaurant operating expenses	24,585	42.8	8,590	50.9	9,798	55.9	18,299	57.1
Marketing and advertising costs	1,987	3.5	99	0.6	76	0.4	992	3.1
Restaurant-level EBITDA	$13,758	24.0%	$3,701	21.9%	$3,573	20.4%	$3,910	12.2%
Restaurant operating weeks	203		208		226		295
Average weekly volume	$283		$81		$78		$109

	13 Weeks Ended December 26, 2017 (recast)(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$51,852	100.0%	$15,464	100.0%	$15,451	100.0%	$31,971	100.0%
Costs and expenses:
Cost of sales(2)	15,388	29.7	4,141	26.8	3,549	23.0	8,587	26.9
Restaurant operating expenses:
Labor(2)	10,429	20.1	4,807	31.1	5,361	34.7	9,846	30.8
Operating expenses(2)	5,472	10.6	2,101	13.6	1,811	11.7	4,236	13.2
Occupancy(2)	3,251	6.3	839	5.4	623	4.0	3,278	10.3
Restaurant operating expenses	19,151	36.9	7,748	50.1	7,795	50.4	17,360	54.3
Marketing and advertising costs(2)	1,432	2.8	90	0.6	84	0.5	1,263	4.0
Restaurant-level EBITDA	$15,881	30.6%	$3,485	22.5%	$4,023	26.0%	$4,761	14.9%
Insurance settlement (Barteca) pre acquisition(3)					(523)
Adjusted Restaurant-level EBITDA	$15,881	30.6%	$3,485	22.5%	$3,500	22.7%	$4,761	14.9%
Restaurant operating weeks	169		195		195		312
Average weekly volume	$307		$79		$79		$103

(1)	Recast amounts for the 13 weeks ended December 26, 2017 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

(2)
Recast 2017 amount reflects a presumed proportionate decrease over the reported fourth quarter of fiscal 2017 amount, reflecting the thirteen weeks in recast 2017 revenues over reported sixteen weeks in fourth quarter of fiscal 2017 revenues, which was determined based on the revenues recorded in the Company’s historical books and records, less three operating weeks excluded in the recast fourth quarter of fiscal 2017 period.

(3)
Prior to the Barteca Acquisition, starting in Q4 of 2017 and continuing through the first half of 2018, Barteca management recognized insurance settlement proceeds from a location-specific incident as a reduction to restaurant operating expenses, which therefore increased restaurant-level EBITDA margins by the amount of those proceeds for that period of time. Under US GAAP rules, the Company recognizes insurance settlement proceeds from business interruptions as a separate line item below other operating activity in its Consolidated Statements of Operations and, therefore, such proceeds are not included within restaurant-level EBITDA as calculated by the Company. Accordingly, consistent with the Company’s accounting policy, 2017 insurance settlement proceeds have been adjusted out of restaurant operating expenses and restaurant-level EBITDA as originally factored in by Barteca management prior to the Barteca Acquisition.

	52 Weeks Ended December 25, 2018 (recast)(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$182,957	100.0%	$67,232	100.0%	$77,728	100.0%	$120,989	100.0%
Costs and expenses:
Cost of sales	54,559	29.8	17,934	26.7	17,694	23.0	33,071	27.3
Restaurant operating expenses:
Labor	44,600	24.4	20,614	30.7	25,382	32.7	39,259	32.4
Operating expenses	21,815	11.9	8,872	13.2	9,819	12.6	17,560	14.5
Occupancy	15,161	8.3	3,493	5.2	3,431	4.4	13,439	11.1
Restaurant operating expenses	81,576	44.6	32,979	49.1	38,632	49.7	70,258	58.1
Marketing and advertising costs	4,981	2.7	372	0.6	454	0.6	2,909	2.4
Restaurant-level EBITDA	$41,841	22.9%	$15,948	23.7%	$20,948	27.0%	$14,751	12.2%
Restaurant operating weeks	717		821		871		1,229
Average weekly volume	$255		$82		$89		$98

(1)	Recast amounts for the 52 weeks ended December 25, 2018 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

	52 Weeks Ended December 26, 2017 (recast)(1)
(Amounts in thousands)	Double Eagle		Barcelona		bartaco		Grille
Revenues	$176,713	100.0%	$60,793	100.0%	$67,022	100.0%	$117,114	100.0%
Costs and expenses:
Cost of sales	52,944	30.0	16,268	26.8	15,547	23.2	30,673	26.2
Restaurant operating expenses:
Labor	41,935	23.7	18,594	30.6	21,588	32.2	39,163	33.4
Operating expenses	18,846	10.7	8,066	13.3	9,226	13.8	15,849	13.5
Occupancy	12,511	7.1	3,218	5.3	2,481	3.7	13,216	11.3
Restaurant operating expenses	73,292	41.5	29,878	49.1	33,295	49.7	68,228	58.3
Marketing and advertising costs	3,568	2.0	359	0.6	363	0.5	2,750	2.3
Restaurant-level EBITDA	$46,909	26.5%	$14,288	23.5%	$17,817	26.6%	$15,463	13.2%
Insurance settlement (Barteca) pre acquisition(2)					(523)
Adjusted Restaurant-level EBITDA	$46,909	26.5%	$14,288	23.5%	$17,294	25.8%	$15,463	13.2%
Restaurant operating weeks	655		753		690		1,221
Average weekly volume	$270		$81		$97		$95.9

(1)	Recast amounts for the 52 weeks ended December 26, 2017 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

(2)
Prior to the Barteca Acquisition, starting in Q4 of 2017 and continuing through the first half of 2018, Barteca management recognized insurance settlement proceeds from a location-specific incident as a reduction to restaurant operating expenses, which therefore increased restaurant-level EBITDA margins by the amount of those proceeds for that period of time. Under US GAAP rules, the Company recognizes insurance settlement proceeds from business interruptions as a separate line item below other operating activity in its Consolidated Statements of Operations and, therefore, such proceeds are not included within restaurant-level EBITDA as calculated by the Company. Accordingly, consistent with the Company’s accounting policy, 2017 insurance settlement proceeds have been adjusted out of restaurant operating expenses and restaurant-level EBITDA as originally factored in by Barteca management prior to the Barteca Acquisition.

DEL FRISCO'S RESTAURANT GROUP, INC.
Adjusted Net Income Reconciliation - Unaudited

	13 Weeks Ended	13 Weeks Ended (recast)(1)		52 Weeks Ended (recast)(1)
(Amounts in thousands, except per share data)	December 25, 2018	December 26, 2017		December 25, 2018	December 26, 2017
Adjusted Net Income:
Net loss	$(8,067)	$(15,453)		$(80,337)	$(10,996)
Income tax (benefit) expense	(5,909)	(15,399)	(2)	(6,110)	(5,826)
Lease termination and closing costs	2,236	(2)		3,779	(2)
Consulting project costs	4,756	—	(3)	5,558	2,786
Acquisition costs	232	—		12,247	—
Reorganization severance	1,368	—		2,202	1,072
Non-recurring legal expenses	470	558		850	916
Donations	245	—		335	805
Non-recurring restaurant expenses	—	1,442		—	1,442
Non-recurring corporate expenses	—	—		12	—
Impairment charges	—	22,930		2,115	22,930
Discontinued operations	792	12,741		26,437	10,638
Loss on the write-off of deferred financing costs	—	—		18,266	—
Change in estimate for gift card breakage	691	(563)		691	(563)
Adjusted pre-tax (loss) income	(3,186)	6,254		(13,955)	23,202
Income tax (benefit) expense(4)	(1,720)	1,438		(7,536)	5,336
Adjusted net (loss) income	$(1,466)	$4,815		$(6,419)	$17,865
Adjusted net (loss) income per basic share	$(0.04)	$0.24		$(0.25)	$0.83
DEL FRISCO'S RESTAURANT GROUP, INC.
Restaurant-Level EBITDA Reconciliation - Unaudited

	13 Weeks Ended	13 Weeks Ended (recast)(1)		52 Weeks Ended (recast)(1)
(Amounts in thousands)	December 25, 2018	December 26, 2017		December 25, 2018	December 26, 2017
Operating income	$(5,951)	$(15,144)		$(24,773)	$(35)
Add:
Pre-opening costs	3,244	268	(5)	10,105	3,819
General and administrative costs	11,833	12,049	(5)	55,759	39,364
Donations	245	—		335	836
Consulting project costs	4,756	—	(5)	6,420	2,786
Acquisition costs	232	—		12,247	—
Reorganization severance	1,368	—		2,202	1,072
Lease termination and closing costs	2,236	(2)	(3)	3,779	(2)
Depreciation and amortization	6,979	8,049	(5)	25,371	23,707
Non-cash impairment charges	—	22,930		2,115	22,930
Insurance settlement	—	—		(72)	—
Restaurant-level EBITDA	$24,942	$28,150		$93,488	$94,477
Insurance settlement (Barteca) pre acquisition(6)		$(523)			$(523)
Adjusted Restaurant-level EBITDA	$24,942	$27,627		$93,488	$93,954

(1)
Recast amounts for the 13 weeks ended December 26, 2017, and 52 weeks ended December 25, 2018 and December 26, 2017 include historical amounts for Barcelona and bartaco Brands, which were acquired during the third quarter of 2018, prior to acquisition.

(2)	Based on the same tax rate used for the reported 2017 results.

(3)	Recast 2017 amount equals the reported 2017 amount.

(4)	Income tax expense at an effective tax rate of 54% for the 2018 period and 23% for the 2017 period.

(5)
Recast 2017 amount reflects a presumed proportionate decrease over the reported fourth quarter of fiscal 2017 amount, reflecting the thirteen weeks in recast 2017 revenues over reported sixteen weeks in fourth quarter of fiscal 2017 revenues, which was determined based on the revenues recorded in the Company’s historical books and records, less three operating weeks excluded in the recast fourth quarter of fiscal 2017 period.

(6)
Prior to the Barteca Acquisition, starting in Q4 of 2017 and continuing through the first half of 2018, Barteca management recognized insurance settlement proceeds from a location-specific incident as a reduction to restaurant operating expenses, which therefore increased restaurant-level EBITDA margins by the amount of those proceeds for that period of time. Under US GAAP rules, the Company recognizes insurance settlement proceeds from business interruptions as a separate line item below other operating activity in its Consolidated Statements of Operations and, therefore, such proceeds are not included within restaurant-level EBITDA as calculated by the Company. Accordingly, consistent with the Company’s accounting policy, 2017 insurance settlement proceeds have been adjusted out of restaurant operating expenses and restaurant-level EBITDA as originally factored in by Barteca management prior to the Barteca Acquisition.